As filed with the Securities and Exchange Commission on November 8, 2016

Registration No. 333-197635

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HANCOCK HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Mississippi	64-0693170
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joy Lambert Phillips

General Counsel

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

Explanatory Note

On July 25, 2014, Hancock Holding Company (sometimes referred to herein as the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-197635) with the Securities and Exchange Commission in order to register 1,000,000 shares of its common stock, $3.33 par value, for offering and sale to participants in the Company’s Automatic Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). The Registration Statement became effective upon filing.

Effective November 7, 2016 the Company has appointed American Stock Transfer & Trust Company, LLC (AST) as its transfer agent and dividend disbursing agent. AST will also serve as the administrator of the Plan. Information concerning the operation of the Plan is provided in the definitive prospectus filed as part of this Post-Effective Amendment No. 1 to the Registration Statement. This Prospectus discloses updated information in respect of the manner in which the Plan operates and identifies the new administrator of the Plan.

PROSPECTUS

Automatic Dividend Reinvestment

and Direct Stock Purchase Plan

1,000,000 Shares of Common Stock

($3.33 Par Value Per Share)

Hancock Holding Company (the “Company”) is pleased to offer you the opportunity to participate in the Hancock Holding Company Automatic Dividend Reinvestment and Direct Stock Purchase Plan, which we refer to as the “Plan.” Anyone who joins and participates in the Plan will be considered a “Participant.” Participation is voluntary.

The Plan is designed for long-term investors who wish to invest and build their stock ownership over time. The Plan provides our shareholders with the opportunity to reinvest all or a portion of the cash dividends paid on shares of the Company’s Common Stock, $3.33 par value per share (the “Common Stock”), in additional shares of Common Stock. The Plan also includes a direct stock purchase component, which provides current shareholders and new investors an opportunity to make cash purchases of shares of our Common Stock in an economical and convenient manner.

This Prospectus describes and constitutes the Plan. The Plan is set forth and explained in question-and-answer format under the heading “Description of the Plan” beginning on page 6 of this Prospectus. American Stock Transfer & Trust Company, LLC has been appointed the registered transfer agent of the Company and also as administrator of the Plan (“Plan Administrator”).

Shares of Common Stock purchased under the Plan will either be purchased directly from us or in the open market. The price of shares purchased by Participants with reinvested dividends, initial investments or optional cash payments will be (i) in the case of the purchase of shares of Common Stock in the open market, the weighted average price of all shares purchased on the Investment Date (as defined on pages 10 and 11 of this Prospectus) on behalf of all Participants; and (ii) in the case of the purchase of original shares of Common Stock directly from the Company, the average closing price of the Common Stock as reported on the Nasdaq Global Select Market for the three (3) trading days immediately preceding the purchase.

Our Common Stock is listed on the Nasdaq Global Select Market (symbol “HBHC”).

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 6.

WE ENCOURAGE YOU TO READ THIS PROSPECTUS CAREFULLY AND TO KEEP IT FOR FUTURE REFERENCE. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 8, 2016.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this Prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read the entire Prospectus, including the documents incorporated by reference in this Prospectus before making an investment decision. The incorporated documents include financial information about the Company as well as risk factors you should consider. References in this Prospectus to “we,” “our,” or “us” refer to the Company.

Automatic Dividend Reinvestment and Direct Stock Purchase Plan

The Plan is an automatic dividend reinvestment and direct stock purchase plan. It provides existing shareholders and new investors with a convenient means of acquiring shares of Common Stock. Participants in the program may elect to have cash dividends automatically reinvested in shares of Common Stock and/or make optional cash investments in Common Stock.

The investment options offered under the Plan are:

•	Full Dividend Reinvestment – All dividends paid on a Participant’s shares of Common Stock are reinvested in additional shares of Common Stock. If you elect this investment option, then upon your enrollment in the Plan, all your shares of Common Stock will be subject to the Plan and all cash dividends paid on your shares (including shares acquired for you under the Plan) will be invested in additional shares of Common Stock.

•	Partial Dividend Reinvestment – Only the dividends on a selected portion of the shares of Common Stock held by a Participant outside the Plan will be reinvested in Common Stock, while cash dividends will be paid with respect to other shares held by the Participant outside the Plan.

•	Optional Cash Investment – Participants may also acquire additional shares of Common Stock by making optional cash investments in amounts not less than $25 per investment (up to $100,000 per calendar year). This Option is available to both existing shareholders in addition to or in lieu of the reinvestment of dividends on their current Common Stock holdings and to new investors. New investors must make an initial minimum investment of $500.

Full Investment

Full investment of funds is possible under the Plan because it permits fractions of shares, as well as full shares, to be credited to Participants’ accounts.

Purchase of Common Stock

Shares of Common Stock purchased under the Plan will either be (i) purchased directly from us out of our authorized but unissued shares or from treasury shares or (ii) purchased on the open market. The price of shares purchased by Participants with reinvested dividends, initial investments or optional cash payments will be (i) in the case of the purchase of shares of Common Stock in the open market, the weighted average price per share of all shares purchased on the Investment Date on behalf of all Participants; and (ii) in the case of the purchase of shares of Common Stock purchased directly from the Company, the average closing price of the Common Stock as reported on the Nasdaq Global Select Market for the three (3) trading days immediately preceding the purchase.

Enrollment

You may enroll in the Plan by completing the Enrollment Application and returning it to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, Attn: Plan Administration Department. You may also enroll by sending a letter of instruction to the Plan Administrator. To reinvest dividends, the Enrollment Application must be received by the Plan Administrator at least one (1) business day before the record date for the payment of a dividend, in order for the Plan to go into effect for that dividend. Shareholders previously enrolled as a Participant in the Company’s predecessor Automatic Dividend Reinvestment and Stock Purchase Plan will be enrolled automatically in the Plan by the Plan Administrator, and such Participants’ prior elections will remain unchanged. Participants desiring to change their prior elections should complete and submit a Transfer Request Form.

Voluntary Participation

Participation in the Plan is voluntary. Shareholders who do not wish to participate in the Plan will continue to receive dividends, if and when declared, without any further action on their part.

Convenient Sale of Shares

You can sell shares of our Common Stock in your account by contacting the Plan Administrator. A nominal brokerage commission for your stock sales will be charged.

Certificate Safekeeping

Participants avoid safekeeping concerns and recordkeeping costs for shares credited to their accounts through the free custodial and reporting provisions of the Plan. Ownership of your shares of Common Stock will be evidenced and maintained electronically through an account that is credited with new purchases. You will receive regular statements of account showing your share holdings under the Plan.

In the event you decide to withdraw any or all of your whole shares of Common Stock, you can obtain at that time either direct registration or a certificate for the whole shares, and a cash payment will be made to you for any fractional shares remaining.

Company’s Principal Office

The mailing address of Hancock Holding Company’s principal executive offices is One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi 39501, and its telephone number is (228) 868-4000.

Other Information

No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company. You should assume that the information in this Prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by referenced. A shareholder will not be eligible to participate in the Plan if he resides in a jurisdiction in which it is unlawful for the Company to permit his participation.

FORWARD-LOOKING STATEMENTS

This Prospectus, including any information incorporated by reference herein, contains certain statements relating to future events and our future results which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.

These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of the events described under the caption “Risk Factors” beginning on page 6 of this Prospectus or in the information incorporated by reference could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of management include, but are not limited to, the risks identified in Item 1A of our Annual Report on Form 10-K and the following:

•	General business and economic conditions in the markets we serve may be less favorable than anticipated, which could decrease the demand for loan, deposit, and other financial services and increase loan delinquencies and defaults;

•	Changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet;

•	Our liquidity requirements could be adversely affected by changes in our assets and liabilities;

•	Our investment securities portfolio is subject to credit risk, market risk, and illiquidity;

•	The effect of regulatory or legislative developments, including changes in laws concerning taxes, banking, securities, insurance, and other aspects of the financial securities industry;

•	Competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop, and retain qualified banking professionals;

•	The effect or changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies;

•	The effect of fiscal and governmental policies of the United States federal government; and

•	The effect of seeking bank acquisitions, and, if successful in acquiring any bank, the effect of integrating such bank and consolidating its financial results.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We undertake no obligation to update or revise any of these forward-looking statements, whether as the result of new information, future events or developments or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q, and 8-K reports to the SEC. Also note that we provide cautionary discussions of risks, uncertainties and possibly inaccurate assumptions relevant to our business in our reports to the SEC on Forms 10-K, 10-Q, and 8-K incorporated herein by reference and in the Prospectus supplements and other offering materials. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

AVAILABLE INFORMATION

We have filed with the SEC an automatic registration statement on Form S-3 relating to the securities covered by this Prospectus. This Prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this Prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC’s internet site at http://www.sec.gov or from our internet site at http://www.hancockwhitney.com/investors. However, information contained on, or which can be accessed through, our internet site does not constitute a part of this Prospectus. You also may read and copy any document we file at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can also call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this Prospectus, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this Prospectus, except to the extent that the information is superseded in this Prospectus. This Prospectus incorporates by reference the information contained in the following documents:

(1) Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016;

(2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 9, 2016, August 8, 2016 and November 8, 2016, respectively;

(3) Our Current Reports on Form 8-K filed with the SEC on March 1, 2016, April 6, 2016, April 13, 2016, April 21, 2016 and October 28, 2016 (except to the extent any parts of such reports were deemed furnished and not filed in accordance with SEC rules); and

(4) The description of the Common Stock of the Company contained in the Company’s Form 8- K12g3/A filed with the SEC on May 5, 2014, and any other amendment or report filed for the purpose of updating such description.

We also incorporate any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Prospectus and until the termination of the offering (other than documents or information deemed furnished and not filed in accordance with SEC rules).

Any statement of information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We will provide to each person to whom a copy of this Prospectus is delivered, upon written or oral request and without charge, a copy of any and all of the information that has been incorporated by reference herein (not including exhibits to such information unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such information should be directed to Office of the Corporate Secretary, Hancock Holding Company, One Hancock Plaza, Gulfport, Mississippi 39501, telephone (228) 868-4727.

RISK FACTORS

An investment in our securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors set forth under the heading “Risk Factors” in Part I of our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2015, as supplemented by any subsequently filed periodic or current reports, all of which are incorporated by reference into this Prospectus. You should also refer to other information contained in or incorporated by reference in this Prospectus. Additional risks and uncertainties of which we are unaware or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations.

OVERVIEW OF THE COMPANY

Hancock Holding Company (which we refer to as “Hancock” or the “Company”) is a financial services company that provides a comprehensive network of full-service financial choices to the Gulf South region through its bank subsidiary, Whitney Bank (the “Bank”), a Mississippi state bank. Whitney Bank operates under two century-old brands: “Hancock Bank” in Mississippi, Alabama and Florida and “Whitney Bank” in Louisiana and Texas. Whitney Bank also operates a loan production office in Nashville, Tennessee under both the Hancock and Whitney Bank brands.

Hancock was organized in 1984 as a bank holding company registered under the Bank Holding Company Act of 1956, as amended. In 2002, the Company qualified as a financial holding company giving it broader powers. The corporate headquarters of the Company is in Gulfport, Mississippi.

Historically, our growth was primarily through internal branch expansions into areas of population that were not served by a dominant financial institution and through several small acquisitions. In 2009, we acquired the assets and assumed the liabilities of Panama City, Florida based Peoples First Community Bank (Peoples First) in a transaction with financial assistance from the Federal Deposit Insurance Corporation (FDIC) adding approximately $2 billion in assets. In 2011, we acquired all of the common stock of Whitney Holding Corporation (Whitney), a bank holding company based in New Orleans, adding $11.7 billion in assets, $6.5 billion in loans, and $9.2 billion in deposits. Our growth since the Whitney acquisition has been organic through the expansion of products that are targeted across the Company’s footprint. In the fourth quarter of 2015, we opened a loan production office in Nashville, Tennessee, further expanding our lending footprint.

At December 31, 2015, our balance sheet has grown to $22.8 billion, with loans totaling $15.7 billion, deposits totaling $18.3 billion and 3,921 employees on a full-time equivalent basis.

The Bank operates across the Gulf South region comprised of southern Mississippi; southern and central Alabama; southern Louisiana; the northern, central, and panhandle regions of Florida; Houston, Texas; and Nashville, Tennessee. The Bank offers a broad range of traditional and online community banking services to commercial, small business and retail customers, providing a variety of transaction and savings deposit products, treasury management services, investment brokerage services, secured and unsecured loan products (including revolving credit facilities), and letters of credit and similar financial guarantees. The Bank also provides trust and investment management services to retirement plans, corporations and individuals.

DESCRIPTION OF THE PLAN

The following is a detailed description of the Plan in question-and-answer format. The Plan has been authorized by the Company’s Board of Directors, and shall continue until terminated by the Company. For additional information concerning the Plan, please contact the Plan Administrator toll free at 1-800-278-4353.

Purpose

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide our existing shareholders and new investors with a simple and convenient method of investing in our Common Stock. The Plan is designed to incentivize long-term investors to invest and build their stock ownership in our Common Stock over time. The Plan provides our shareholders with the opportunity to reinvest all or a portion of the cash dividends paid on shares of Common Stock in additional shares of Common Stock. The Plan also includes a direct stock purchase component, which provides current shareholders and new investors an opportunity to make cash purchases of shares of our Common Stock in an economical and convenient manner. The Plan permits the Company, at its election, to use shares purchased in the open market or to use the Company’s authorized and unissued or treasury shares in order to satisfy the Plan’s requirements.

Features

2.	What are the investment options and features under the Plan?

A Participant may elect to reinvest the dividends paid on all shares of Common Stock owned by the Participant . Under this option, once you enroll in the Plan, the cash dividends paid on all your shares of Common Stock (including whole and fractional shares acquired for your account under the Plan) will be fully invested in additional shares of Common Stock.

The Plan also permits partial dividend reinvestment with respect to a Participant’s holdings of Common Stock outside the Plan. Under this option, you may elect to enroll in the Plan and reinvest dividends paid on less than all shares you hold outside the Plan, and continue to receive cash dividends on your remaining shares.

Participants may also acquire additional shares of Common Stock by making optional cash investments at any time in a minimum amount of $25 each, and up to an aggregate of $100,000 per calendar year. This investment option is available to Participants in addition to their reinvestment elections described above, as well as to Participants who have not made an election to reinvest dividends on their shares of Common Stock held outside the Plan and to new investors. However, all dividends on shares of Common Stock purchased with optional cash investments under the Plan will be reinvested in additional shares of Common Stock.

New investors may participate in the Plan by completing the Enrollment Application and returning it to the Plan Administrator, along with a minimum initial investment of $500. The initial investment and any optional cash payments in the aggregate may not exceed $100,000 per calendar year.

Full investment of funds is possible under the Plan, whether or not there is a sufficient amount to buy a whole share, because the Plan permits fractions of shares, as well as full shares, to be credited to Participants’ accounts. In addition, dividends in respect of such fractions, as well as full shares, will be credited to Participants’ accounts.

Participants avoid safekeeping concerns and recordkeeping costs for shares credited to their accounts through the free custodial service and reporting provisions of the Plan. Participants in the Plan may also elect to deposit other certificated shares of Common Stock with the Plan to take advantage of these same safekeeping and recordkeeping features.

Administration

3.	Who Administers the Plan?

American Stock Transfer & Trust Company, LLC (AST) is the transfer agent for the Company and the Plan Administrator. The Plan Administrator will administer the Plan, keep records, send statements of account to Participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Plan Administrator or its nominee, as agent for the Participants, and credited to the respective Participant accounts. The Plan Administrator collects dividend payments on a Participant’s shares and optional cash payments and either transfers those amounts to the Agent, as defined below, for the purchase of the shares of Common Stock for the Plan, or, alternatively, uses the funds to purchase shares offered by the Company (either from our authorized but unissued shares or from our treasury shares) for the benefit of the Participant’s account.

The “Agent” will be a licensed broker or financial institution, independent of the Company, who is selected from time to time at the discretion of the Plan Administrator and the Company to receive Participants’ dividends and optional cash payments from the Plan Administrator and apply those amounts to the purchase of additional shares of Common Stock in open market transactions or in negotiated transactions, and to sell shares of Common Stock if directed by a Participant.

Participation

4.	Who is eligible to participate in the Plan?

Generally, any U.S. citizen is eligible to participate in the Plan. All registered holders of shares of Common Stock, except a shareholder residing in a jurisdiction in which it is unlawful for the Company to permit his participation, are eligible to participate. In order to be eligible to participate in the Plan, beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker) must become shareholders of record by having such shares transferred into their own names. New investors will be eligible to participate in the Plan once their initial minimum investment of $500 (See Question No. 10) has been used to purchase shares of Common Stock. Although shares purchased with reinvested dividends and optional cash investments will be registered in the name of the Plan Administrator, or its nominee, shareholders may continue to hold those shares presently held by them in their own names. A shareholder’s right to participate in the Plan is not transferable.

5.	How do existing shareholders participate?

A shareholder may join the Plan at any time by completing an Enrollment Application and returning it to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, Attn: Plan Administration Department. A shareholder who does not wish to participate in the Plan will continue to receive dividends, as declared, by check or direct deposit (as the case may be) without any further action on his part. Shareholders previously enrolled as a Participant in the Company’s predecessor Automatic Dividend Reinvestment and Stock Purchase Plan will be enrolled automatically in the Plan by the Plan Administrator, and such Participants’ prior elections will remain unchanged. Participants desiring to change their prior elections should contact the Plan Administrator or complete the section on the most recent Investment Statement.

6.	How do persons who are not existing shareholders participate?

Persons who are not existing shareholders may enroll in the Plan by making an initial purchase of Common Stock. Such initial investment and enrollment is accomplished by completing the Enrollment Application and returning it to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, Attn: Plan Administration Department, along with a check payable to “American Stock Transfer & Trust Company, LLC” (money orders are not acceptable) in the amount of the initial investment. The initial investment in Common Stock must be in an amount of $500 or more. The initial investment and any optional cash payments in the aggregate may not exceed $100,000 per calendar year. A $3.00 plus $0.05 per share service charge applies for a cash investment in the Plan.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our Common Stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

7.	When will participation for dividend reinvestment begin?

Currently, the Company generally pays cash dividends on the fifteenth day (if a business day), or the first business day immediately following the fifteenth day (if not a business day), of March, June, September and December. The payment of dividends is at the discretion of the Company’s Board of Directors, thus this could change in the future. The record dates for dividends are approximately 10 days prior to the payment dates. If the Enrollment Application or Transfer Request Form returned by a shareholder entitled to a dividend is received by the Plan Administrator at least one (1) business day before the record date for a dividend, the Plan will go into effect for that shareholder with that dividend payment (and will apply to subsequent dividends). For example, in order to invest the quarterly dividend expected to be payable March 15, 2015 with a March 5, 2015 record date, a shareholder’s Enrollment Application or Transfer Request Form must be received by the Plan Administrator no later than March 4, 2015. If such Form is received after March 4, 2015, then any dividend payable on March 15, 2015 will be paid in cash and the shareholder’s participation in the Plan will begin with the next dividend payment date (expected to be June 15, 2015).

Shares of Common Stock will be purchased with reinvested dividends under the Plan at such times as the Plan Administrator and/or Agent may determine, as promptly as possible following the dividend payment date. Generally, the Plan Administrator will reinvest dividends no later than the Friday following the dividend payment date (unless that day is not a day that Nasdaq is open for trading, in which case the investment will be made on the next Nasdaq trading day). Each such date is referred to as an “Investment Date.”

See Question No. 11 for information concerning the making and timing of optional cash investments (including initial cash investments).

8.	What do the Enrollment Application and Transfer Request Form provide?

The Enrollment Application is used to enroll either an existing shareholder or a new investor as a Participant in the Plan. The Enrollment Application includes options for full dividend reinvestment on shares owned, partial dividend reinvestment on shares owned in certificated or book form, or an initial cash investment for the purchase of shares and reinvestment of dividends in the Plan. The Transfer Request Form allows an existing Participant to alter the manner and extent to which he wants to participate in the Plan. By checking the appropriate box on the Transfer Request Form, the Participant may choose to make optional cash investments, deposit certificated or direct registration shares in the Plan, request issuance of shares in certificate form, withdraw from Plan participation, sell shares, change the dividend reinvestment option, or change address.

Optional Cash Investments

9.	Who is eligible to make optional cash investments?

Participants who are enrolled in the plan, whether or not they have authorized the reinvestment of dividends, are eligible to make optional cash investments. The Plan Administrator will apply any optional cash investments received from Participants to the purchase of shares of Common Stock for the account of such Participants.

If a shareholder chooses to participate by optional cash investments only, the Company will pay cash dividends on shares registered in the Participant’s name in the usual manner and the Plan Administrator will apply any optional cash investments received from the Participant to the purchase of additional shares of Common Stock for the Participant’s account under the Plan. However, dividends payable on shares of Common Stock credited to the account of the Participant under the Plan will be automatically reinvested in additional shares of Common Stock (see Question No. 14).

An initial cash investment may be made by a Participant when enrolling in the Plan by enclosing a check with the Enrollment Application. Checks must be made payable to “American Stock Transfer & Trust Company, LLC” (money orders are not acceptable) and returned along with the Enrollment Application in the envelope provided to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, Attn: Plan Administration Department. Thereafter, optional cash investments may be made by the use of the Transfer Request Form attached to the statement sent to Participants by the Plan Administrator.

10.	What are the limitations on making optional cash investments?

The option to make cash investments is available to each Participant at any time; however, optional cash investments (including an initial cash investment) by a Participant cannot exceed a total of $100,000 per calendar year. Each optional cash investment made periodically during the calendar year is not required to be in a uniform amount and there is no obligation to make an optional cash investment in any particular period. The minimum amount permitted is $25 per investment. New investors are required to make an initial minimum investment of $500.

11.	When will optional cash investments (including initial cash investments) received by the Plan Administrator be invested?

Optional cash investments (including initial cash investments) are generally applied to the purchase of shares of Common Stock for the Participant’s account on Friday of each week (unless that day is not a day that Nasdaq is open for trading, in which case the investment will be made on the next Nasdaq trading day; each such date, also an “Investment Date”). Optional cash investments must be received at least two business days prior to the next Investment Date. Since no interest will be paid by the Plan Administrator on optional cash investments, each Participant is urged to mail any check representing an optional cash investment so that it reaches the Plan Administrator shortly before the second business day prior to the next Investment Date. Optional cash investments received less than two business days prior to that week’s Investment Date will be invested the following week. The Plan Administrator and/or Agent is not required to invest amounts received by it for investment immediately after its receipt thereof if doing so would not, in the Plan Administrator’s good faith judgment, be in the best interests of the Participants on whose behalf such funds are to be invested. In such cases, the Plan Administrator may extend its purchase of shares with funds received for investment over a period of time not to exceed 15 calendar days from receipt, if and as permitted by law. The Investment Date must be no less than four (4) business days prior to the record date for dividends in order for such dividends to be reinvested on shares purchased through optional or initial cash payments.

Purchases

12.	How many shares of Common Stock will be purchased by Participants?

The number of shares that will be purchased depends on the amount of the Participant’s cash dividend being reinvested, including dividends on shares previously credited to the Participant’s account under the Plan, or the amount of any optional cash investments, as applicable, and the applicable purchase price of the shares of Common Stock (see Question No. 13). Each Participant’s account will be credited with that number of shares, including fractional shares computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price.

The Company reserves the right to limit the maximum number of shares that may be purchased under the Plan with respect to any dividend payment date to the number of shares that would have been purchased if all dividends paid on that date were reinvested under the Plan. If, with respect to any dividend payment date, the Company exercises such right and as a result thereof there are insufficient shares available after investment of Participants’ dividends to permit investment of all optional cash investments received, shares available for investment with optional cash investments will be allotted among all participants making optional cash investments in proportion to the amounts of their optional cash investments. The Plan Administrator will refund to Participants any of their optional cash investments, that are not invested in Common Stock due to this limitation.

13.	What will be the price of shares of Common Stock purchased under the Plan?

Shares Purchased on the Open Market

Shares of Common Stock will generally be purchased on the open market with reinvested dividends and optional cash investments under the Plan as described in Question Nos. 7 and 11 above. No interest will be paid on funds held by the Plan Administrator under the Plan. For the purposes of making purchases, the Plan Administrator and/or Agent will commingle the dividends to be reinvested and optional cash investments of all Participants. Brokerage commissions will be paid from the available funds and charged pro rata to the accounts of the Participants on whose behalf the purchases are made. The per share price for shares purchased on the open market for each Participant’s account will be the weighted average price of all shares purchased with the funds available on each Investment Date.

Therefore, you will not be able to time with precision any market purchases of shares for your account and will bear the market risk associated with short-term fluctuations in the price of the Common Stock. The stock price may go up or down before the Plan Administrator completes its purchases of Common Stock with your funds and the commingled funds of other Participants.

Other than effecting purchases in accordance with these guidelines, neither the Company nor the Plan Administrator and/or Agent is responsible for the price paid for shares acquired on the open market for Participants’ accounts. Neither we nor you will have any authority to direct the date, time, or price at which shares may be purchased by the Plan Administrator and/or Agent.

Shares Purchased from the Company

If at any time it is determined that due to the requirements of the Plan some or all of the cash dividends to be reinvested or optional cash investments under the Plan must be invested in shares to be acquired directly from the Company, such investments will be made as soon as practicable after receipt thereof by transfer of such funds to the Company in exchange for the Company’s issuance of the appropriate number of shares. If shares are purchased directly from the Company, such purchases will be made at the average closing price of the Common Stock as reported on the Nasdaq Global Select Market for the three (3) trading days immediately preceding the purchase. The Company, in its sole discretion to fulfill the requirements of the Plan, will decide whether shares will be purchased on the open market or from the Company, or any combination thereof. Shares acquired under the Plan directly from the Company may be authorized but unissued shares or treasury shares.

The Plan Administrator will hold the total shares purchased for all Participants in its name or the name of its nominee but will have no responsibility for the value of such shares after their purchase.

14.	May a shareholder purchase shares through the Plan but have dividends on those shares sent directly to him?

No. The purpose of the Plan is to provide the Participant with a convenient method of purchasing shares of Common Stock and having the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of Common Stock. A Participant may receive direct registration or certificate(s) for full shares accumulated in his account under the Plan at any time by sending a written request to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, Attn: Plan Administration Department. When
certificate(s) are issued to the Participant, future dividends on these shares will be treated in accordance with the Participant’s instructions.

Costs

15.	Is there any expense charged to Participants in connection with participation in the Plan?

There are no service charges for purchases of Common Stock through reinvestment of dividends or optional cash investments by Participants. All costs of administration of the Plan for these transactions will be paid by the Company.

However, service charges do apply for the following :

•	A $3.00 plus $0.05 per share service charge applies for a new Participant’s initial cash investment in the Plan.

•	A $15.00 plus $0.12 per share service charge applies for sales of Common Stock through the Plan.

Participants’ accounts will also be charged with a pro rata share of brokerage commissions related to purchases of Common Stock made on the open market (See Question No. 13).

Reports to Participants

16.	How will Participants be advised of the purchase of Common Stock?

As soon as practicable after each purchase, all Participants will receive a statement of account. These statements are the Participant’s continuing record of the cost of his purchases and should be retained for tax purposes. Participants also will receive annual statements of account as well as copies of the same communications sent to all other shareholders, including the annual report, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid. Participants may elect to receive statements, through regular U.S. Mail or electronically and may enroll for online access, which will provide twenty-four hour access to the account, seven days a week.

Dividends

17.	Will Participants be credited with dividends on shares held in their accounts under the Plan?

Yes. The Company pays dividends, as declared, to the record holders of all its shares of Common Stock. As the record holder for Participants, the Plan Administrator will receive dividends for all shares of Common Stock held under the Plan on the record date. It will credit such dividends to Participants’ accounts in the Plan on the basis of full and fractional shares held in their respective accounts, and will reinvest such dividends in additional shares. The Investment Date must be no less than four (4) business days prior to the record date for dividends in order for such dividends to be reinvested on shares purchased through optional or initial cash payments.

Certificates for Shares

18.	Will stock certificates be issued for shares of Common Stock purchased under the Plan?

No. Certificates for shares of Common Stock purchased under the Plan will not be issued to Participants. The number of shares credited to an account under the Plan will be shown on the Participant’s statement of account. This additional service protects against loss, theft or destruction of stock certificates.

However, certificates for any number of shares, up to the total number of full shares credited to an account under the Plan, will be issued to a Participant upon written request of the Participant. This request should be made by completing a new Transfer Request Form and mailing it to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, Attn: Plan Administration Department. Any remaining full shares and all fractional shares will continue to be credited to the Participant’s Plan account. When certificate(s) are issued to the Participant, future dividends on these shares will be treated in accordance with the Participant’s instructions as indicated by his Account Authorization Form.

Shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge such shares must request that a certificate for such shares be issued in his or her name.

Certificates for fractional shares will not be issued.

19.	In whose name will accounts be maintained and certificates registered when issued?

An account will be maintained in each Participant’s name as shown on the shareholder records at the time the Participant joins the Plan. When issued, certificates for full shares will be registered in the account holder’s name.

Upon a Participant’s written request on the Transfer Request Form, certificates also can be registered and issued in names other than the account holder’s name, subject to compliance with any applicable laws and the payment by the Participant of any applicable taxes, provided that the request bears the signature of the Participant and the signature is guaranteed by an eligible financial institution with membership in an approved medallion signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any shares for which a certificate is issued in another person’s name are deemed to be withdrawn from the Plan by the Participant, and dividends on such shares will no longer be reinvested in the Plan.

Changing Method of Participation and Withdrawal

20.	How does a Participant make changes to his participation?

A Participant may change his participation at any time by completing the Transfer Request Form and returning it to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, Attn: Plan Administration Department or by accessing their account online. The change will apply as of the next dividend payment date that is 10 or more business days after the Plan Administrator receives the Transfer Request Form.

21.	May a Participant withdraw from the Plan?

Yes. The Plan is entirely voluntary and a Participant may withdraw at any time.

If the request to withdraw is received by the Plan Administrator more than two business days prior to any dividend payment date, the amount of the dividend, and any optional cash investment which would otherwise have been invested, will be transmitted by the Plan Administrator as soon as practicable to the withdrawing Participant. Thereafter, all dividends will be paid in cash. Withdrawal requests received two business days or less prior to the dividend payment date will be deferred by the Plan Administrator until after the allocation of new shares in the Plan. A shareholder may elect to re-enroll in the Plan at any time.

22.	How does a Participant withdraw from the Plan?

In order to withdraw from the Plan, a Participant can complete the Transfer Request Form, access the account online, or contact American Stock Transfer & Trust Company, LLC at 1-800-278-4353. When a Participant withdraws from the Plan, or upon termination of the Plan by the Company, the withdrawing Participant may request either direct registration of or certificate(s) for full shares credited to his account under the Plan, and a cash payment will be made for any fraction of a share.

Upon his withdrawal from the Plan, the Participant may, if he desires, request that all of the shares, both full and fractional, credited to his account in the Plan be sold. If the Participant requests that his shares be sold, the Plan Administrator will place a sell order for his account through the Agent . The sell order will generally be placed on the next Investment Date following receipt of the request. A $15.00 plus $0.12 per share service charge will apply for sales of Common Stock through the Plan. The Participant will receive the proceeds of the sale less service charges, any brokerage commissions and transfer tax, and withholding taxes, if applicable (see Question No. 31). As noted above, withdrawal requests received two business days or less prior to the dividend payment date will be deferred by the Plan Administrator until after the allocation of new shares in the Plan.

23.	What happens to any fractional share when a Participant withdraws from the Plan?

When a Participant withdraws from the Plan, a cash adjustment representing the fair market value of any fractional share will be mailed directly to the Participant. The cash payment will be based on the closing sales price of the Common Stock as reported on the Nasdaq Global Select Market as of the day immediately preceding the date on which such fair market value is determined, or, if no sales were reported on such date, the next preceding date on which sales of the Common Stock were reported.

Sale of Plan Shares

24.	How can a Participant sell the shares of Common Stock that are held in his Plan account?

At any time, a Participant may request that the Agent sell some or all of the shares of Common Stock held in the Participant’s Plan account by sending to the Plan Administrator detailed written instructions for the Agent’s sale of a number of whole shares or by accessing their account online. If such instructions are properly made, the Plan Administrator will provide the instructions to the Agent and the Agent will sell the requested shares in accordance with instructions. The minimum sale is one share, and fractional shares cannot be sold. The Agent may sell such shares on any securities exchange on which the Common Stock is traded, and such sales may be subject to such terms of price, delivery, etc. as the Agent may agree. The Participant will receive the proceeds of the sale of the Common Stock, less any brokerage charges, administrative fees, transfer taxes, and other costs of sale, and any required federal tax withholding, if applicable. If a Participant opts to sell all of the shares held under in the Plan, such Participant’s participation in the Plan will be automatically terminated.

Alternatively, a Participant may choose to sell shares through a broker-dealer of the Participant’s choice, in which case, prior to the settlement of the sale, the Participant will have to (a) request that the Plan Administrator issue the shares in certificate form for delivery to the Participant’s stockbroker or (b) ask the broker to initiate an electronic transfer request to have the Plan Administrator transfer shares held for the Participant in the Plan directly to the broker.

25.	If a Participant requests the sale of the shares held in his Plan account, when will they be sold?

If a Participant requests the sale of shares that are held for such Participant in the Plan, the Agent will use its best efforts to sell such shares within five (5) business days after receipt of the sale instructions, or on the next Investment Date as soon as otherwise practicable. A check in payment of the net proceeds will be mailed to the Participant as soon as practicable after the sale has taken place, unless the Participant has requested another form of payment.

There can be no assurances with respect to the Agent’s ability to sell a Participant’s shares and no assurances as to the prices or timing of such sales, or the terms under which such sales may be transacted. Neither we nor the Agent has any obligation under the Plan, and assume no responsibility, to purchase whole shares credited to a Participant’s Plan account if such shares cannot be sold by the Agent.

Other Information

26.	What happens when a Participant sells or transfers all of the shares registered in his name (i.e., those that are not held in his Plan account)?

If a Participant disposes of all shares of stock registered in his name, the Plan Administrator will, unless otherwise instructed by the Participant, continue to reinvest the dividends on the shares credited to his account under the Plan.

27.	If the Company sells additional shares of Common Stock through a rights offering, how will the rights of the Plan be handled?

In a rights offering, a Participant will receive rights based upon the shares of Common Stock held of record in his name and whole shares credited to his account under the Plan. Rights on the shares of Common Stock credited to his Plan account will be issued to the Participant in his own name.

28.	What happens if the Company issues a stock dividend or declares a stock split?

Any stock dividend or split shares distributed by the Company on shares of Common Stock held by a Participant either in a Plan account or outside the Plan will be added to the Participant’s Plan account, unless otherwise requested by the Participant.

29.	How will a Participant’s shares of Common Stock held under the Plan be voted at meetings of shareholders?

Participants are entitled to vote shares of Common Stock credited to their Plan account in the same manner they vote shares of Common Stock registered in their name. Participants will receive a single proxy card covering the total number of shares held by the Participant, including both the shares registered in the Participant’s name and the whole shares and fractional shares credited to the Participant’s account under the Plan.

30.	What are the Federal income tax consequences of participation in the Plan?

In general, a Participant in the Plan has the same Federal income tax obligations with respect to dividends credited to the Participant’s account under the Plan as other holders of shares of Common Stock who elect to receive cash dividends directly. A Participant whose dividend is utilized to acquire additional shares on the open market is treated for Federal income tax purposes as having received the cash dividends on the Participant’s shares of Common Stock, even though the dividend was not actually received by the Participant in cash, but, instead, was applied to the purchase of additional shares for the Participant’s account. A Participant whose cash dividend is utilized to acquire additional shares from the Company is treated for Federal income tax purposes as having received a distribution equal to the fair market value of such stock on the purchase date. Generally, this will be the same as the amount of the cash dividend on such shares.

Dividends paid on accumulated shares will be reported in the annual information return to the IRS (Form 1099-Div), and a copy of such return will be sent to each Participant or the information included therein will be shown on the Participant’s final statement for the year. Although it is anticipated that any brokerage commissions will be charged to the Participants’ accounts (See Question No. 13), in the event any such commission or other service charges are paid by the Company on behalf of Participants, such payment will be treated as distributions to Participants which are subject to income taxes in the same manner as dividends and reflected on Form 1099-DIV.

The tax basis of the shares of Common Stock acquired under the Plan will be equal to either the amount of the cash dividends (with respect to the dividend reinvestment portion of the Plan) or the amount of optional cash investment (with respect to the direct stock purchase portion of the Plan) applied to the purchase of such shares, plus any brokerage commissions charged to the Participant’s account. The holding period for the shares acquired under the Plan begins on the day immediately following the date on which the shares are purchased by the Plan.

A Participant’s transfer of shares to the Plan or a withdrawal of whole shares from the Plan will not result in the recognition of gain or loss for Federal income tax purposes. A Participant will recognize a gain or loss when fractional shares are sold on behalf of the Participant upon withdrawal from the Plan or when the Agent sells shares from a Participant’s account under the Plan at the request of the Participant. The proceeds from such sale will be reported on the information return to the IRS (Form 1099-B), and a copy of such return will be sent to the Participant. A Participant will also recognize gain or loss on the subsequent sale of shares after such shares have been distributed to the Participant from the Plan.

As to tax consequences of participation in the Plan under federal law and any applicable state and local tax laws, Participants should consult their own tax advisors.

31.	What provision is made for Participants subject to income tax withholding?

Federal law requires the Plan Administrator to withhold an amount at the current applicable rates from the amount of dividends and the proceeds of any sale of shares if: (i) the Participant fails to furnish a properly completed Form W-9 or its equivalent, or (ii) the IRS notifies us that the Participant is subject to backup withholding. The withheld amounts will be deducted from the proceeds of any sale of shares and the remaining amount will be sent to the Participant.

In the case of those foreign Participants whose dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of dividends and the remaining amount of dividends will be reinvested. In the case of those foreign Participants whose sale proceeds are subject to withholding, the amount of tax to be withheld will be deducted from the proceeds of the sale of shares.

32.	May the Plan be changed or discontinued?

The Company reserves the right to make modifications to the Plan or to suspend or terminate the Plan at any time, although no modification, suspension or termination will affect any shares then credited to Participants’ accounts. Any such modification, suspension or termination will be announced to both participating and non-participating shareholders.

33.	What is the responsibility of the Company and the Plan Administrator under the Plan?

The Company and the Plan Administrator will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability arising out of any of the following:

•	the failure to terminate a Participant’s account upon death or incapacity prior to receipt of written notice of the Participant’s death or incapacity, accompanied by documentation deemed satisfactory to the Plan Administrator;

•	the price or prices at which shares are purchased or sold for a Participant’s account, or any market price fluctuations after such purchases or sales are requested or made;

•	the times when such purchases or sales are made, and

•	the value of the shares acquired and held for a Participant’s account.

34.	Who interprets and regulates the Plan?

The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

35.	When may purchases or sales of Common Stock be temporarily curtailed?

Temporary curtailment or suspension of purchases or sales of Common Stock may be made at any time when such purchases or sales would in the Plan Administrator’s judgment contravene, or be restricted by, applicable regulations, interpretations or orders of the Securities and Exchange Commission, any other governmental commission, agency or instrumentality, any court, securities exchange or the Financial Industry Regulatory Authority (“FINRA”). The Plan Administrator will not be accountable, or otherwise liable, for failure to make purchases or sales at such times and under such circumstances.

The Company may declare and pay stock dividends from time to time. If you are participating in the Plan, stock dividends paid on your shares participating in the Plan, including shares held in your Plan account, will be credited directly to your Plan account on the record payment date. Transaction processing may be curtailed or suspended by the Plan Administrator during the pendency of any such transaction.

36.	Where should correspondence regarding the Plan be sent? Where should optional cash investments be sent?

All correspondence concerning the Plan and optional cash investments should be sent to:

American Stock Transfer & Trust Company, LLC

P.O. Box 922, Wall Street Station, New York, New York 10269-0560

Attn: Plan Administration Department

DIVIDEND POLICY

Holders of Common Stock are entitled to receive such dividends as may from time to time be declared by the Company’s Board of Directors. The Board of Directors may eliminate or change the amount and timing of dividends at any time.

PLAN OF DISTRIBUTION

Shares of Common Stock purchased for Participants under the Plan will either be directly purchased from us or through the Plan Administrator/Agent in the open market. We will pay any brokerage commissions or service fees for purchases of shares of our Common Stock under the Plan and certain costs for administration of the Plan.

USE OF PROCEEDS

In the event any shares of Common Stock are purchased under the Plan from the Company, the net proceeds from such sale will be used for general corporate purposes.

LEGAL MATTERS

Certain matters with respect to the legality of the issuance of the shares of the Common Stock offered hereby have been passed upon by Jones Walker LLP, 190 E. Capitol Street, Suite 800 Jackson, Mississippi 39201.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Automatic Dividend Reinvestment

and Direct Stock Purchase Plan

1,000,000 Shares of Common Stock

($3.33 Par Value Per Share)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses payable by the Registrant in connection with this Post-effective Amendment No. 1 to this registration statement. All amounts other than the Securities and Exchange Commission registration fees are estimated.

Registration Fee – Securities and Exchange Commission	$		*
Accounting Fees and Expenses		+
Legal Fees and Expenses		+
Printing Fees and Expenses		+
Transfer Agent Fees		+
Miscellaneous		+
Total		+

*	Previously paid.
+	Estimated expenses are not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation and Bylaws provide for indemnification to the fullest extent allowed by law. Mississippi Code Ann. Section 79-4-8.50 et seq. provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and that he reasonably believed that conduct in his official capacity with the corporation was in the corporation’s best interests and that in other cases, his conduct was not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of Mississippi Code Ann. Section 79-4-8.50 et seq. are not exclusive; however, a corporation may not indemnify any person who is adjudged liable to the corporation in an action by or in the right of the corporation or who is adjudged liable on the basis that a financial benefit was improperly received by him. A corporation has the power to obtain and maintain insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability. The Company’s Articles of Incorporation and Bylaws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Company to the full extent permitted by Mississippi law. The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

ITEM 16.	EXHIBITS

Exhibit No.	Description

5.1	Opinion of Jones Walker LLP as to the legality of the shares to be issued (previously filed with Form S-3 filed July 25, 2014) .

23.1	Consent of PricewaterhouseCoopers LLP. (previously filed with Form S-3 filed July 25, 2014)

23.2	Consent of Jones Walker LLP (included in Exhibit 5.1).

23.3	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (previously filed with Form S-3 filed July 25, 2014).

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on November 8, 2016.

HANCOCK HOLDING COMPANY

By:	/s/ John. M. Hairston
John M. Hairston
Chief Executive Officer & Chief Operating Officer
Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on November 8, 2016 by the following persons in the capacities indicated.

/s/ John M. Hairston John M. Hairston	Chief Executive Officer, Chief Operating Officer and Director (Principal Executive Officer)	November 8, 2016

/s/ Michael M. Achary Michael M. Achary	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 8, 2016

* James B. Estabrook, Jr.	Chairman and Director	November 8, 2016

* Frank E. Bertucci	Director	November 8, 2016

* Hardy B. Fowler	Director	November 8, 2016

* Terence E. Hall	Director	November 8, 2016

* Randall W. Hanna	Director	November 8, 2016

* James H. Horne	Director	November 8, 2016

* Jerry L. Levens	Director	November 8, 2016

* Eric J. Nickelsen	Director	November 8, 2016

* Thomas H. Olinde	Director	November 8, 2016

* Christine L. Pickering	Director	November 8, 2016

* Robert W. Roseberry	Director	November 8, 2016

Constantine S. Liollio	Director	November 8, 2016

Sonya C. Little	Director	November 8, 2016

Joan C. Teofilo	Director	November 8, 2016

C. Richard Wilkins	Director	November 8, 2016

*By:	/s/ John M. Hairston
John M. Hairston
Attorney-in-Fact